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                                                                   EXHIBIT 10.10

                                LETTER AGREEMENT


         This Letter Agreement ("Agreement"), is made and entered into as of the 7th day of January, 1997, by and between Metal Management, Inc., a Delaware corporation ("MMI"), and HouTex Metals Company, Inc., a Texas corporation ("HouTex").

                                R E C I T A L S:

         A. MMI and HouTex have executed a loan agreement (the "Loan Agreement") with LaSalle National Bank, a national banking association ("Lender"), of even date herewith, whereby Lender has agreed to provide MMI with a term loan in the amount of $6,500,000, and to HouTex a revolving line of credit in the maximum amount of $3,500,000.

         B. In connection with the Loan Agreement, there are certain obligations delegated to MMI and HouTex jointly, which the parties desire to divide among themselves.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement.

         2. In Section 2.7 of the Loan Agreement, MMI and HouTex are granted the right to extend the MMI Loan and the HouTex Loan for an additional period of three months by delivering a written notice to the Lender and paying a non-refundable extension fee equal to $25,000 (the "Extension Fee"). In the event that both MMI and HouTex extend the MMI Loan and the HouTex Loan, MMI shall pay $13,750 of the Extension Fee, and HouTex shall pay the remaining $11,250 of the Extension Fee.

         3. Pursuant to Section 2.8 of the Loan Agreement, MMI and HouTex have agreed to pay to Lender a non-refundable loan fee in the amount of $15,000. MMI and HouTex hereby agree that such fee shall be payable in full by MMI on the Closing Date of the Loan Agreement.


         4. Pursuant to Section 9 of the Loan Agreement, MMI and HouTex have agreed to pay to the Lender on demand all fees paid and expenses incurred by Lender in connection with the transactions contemplated by the Loan Agreement, any amendments, modifications or waivers under or in respect of any of the Loan Documents and in connection with the preparation of the Loan Documents (the "Transactions Fees"). MMI and HouTex hereby agree that all of the Transaction Fees incurred in connection with the initial loan Closing shall be paid by MMI, and HouTex shall be responsible only for the fees and expenses incurred in enforcement of Lender's rights against HouTex pursuant to the Loan Agreement or for any modifications of the HouTex Loan.


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         5. In the event that HouTex exercises its Extension Right pursuant to
Section 2.7 of the Loan Agreement, MMI does hereby agree to exercise its Extension Right unless either (a) Lender has increased the amount available to HouTex under the HouTex Loan to at least $5,500,000, or (b) MMI has obtained other financings or has funds otherwise available sufficient to fund the Revolving Credit Note from HouTex to MMI in the initial principal amount of $1,000,000 dated January 7, 1997 (the "HouTex Revolver") and MMI agrees to extend the HouTex Revolver to the Extended Maturity Date pursuant to the Loan Agreement.

         IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date and year first above written.




HOUTEX METALS COMPANY, INC.,            METAL MANAGEMENT, INC.,
a Texas corporation                     a Delaware corporation


By: /s/ Gerard M. Jacobs                By: /s/ Gerard M. Jacobs
    -----------------------                 ------------------------

Title: Vice President                   Title: President
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